Subsidiaries

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        Entity Name                Jurisdiction        Percentage Ownership
------------------------------  -----------------  -----------------------------
LTR Antisense Technology, Inc.      New York                 100.00%
------------------------------  -----------------  -----------------------------
Nanolutions, LLC                    New York                 100.00%
------------------------------  -----------------  -----------------------------
Biophan Europe GmbH                 Germany                  51.00%
------------------------------  -----------------  -----------------------------
TE-Bio, LLC                         New York                 51.00%
------------------------------  -----------------  -----------------------------
Myotech, LLC                        New York                 40.07%
------------------------------  -----------------  -----------------------------